UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2007, Jarden Corporation (“Jarden”) entered into an Amendment No. 1 to its Agreement and Plan of Merger (the “First Amendment”) with K2 Inc. a Delaware corporation (“K2”) and K2 Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Jarden (“Merger Sub”), amending the Agreement and Plan of Merger, dated as of April 24, 2007, by and among Jarden, Merger Sub and K2 (the “Merger Agreement”), to reduce from $27.5 million to $24 million the termination fee payable by K2 to Jarden under certain circumstances in the event that the Merger Agreement is terminated.

A copy of the First Amendment is attached hereto as Exhibit 2.1, and is incorporated herein by reference as though fully set forth herein. The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by the complete text of the First Amendment.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 30, 2007, by and among Jarden Corporation, K2 Merger Sub, Inc. and K2 Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2007

JARDEN CORPORATION

By:	/s/ John E. Capps
Name: John E. Capps
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 30, 2007, by and among Jarden Corporation, K2 Merger Sub, Inc. and K2 Inc.